Exhibit 10.1

AMENDMENT NO. 1
TO THE
NYTEX ENERGY HOLDINGS, INC.
2013 EQUITY INCENTIVE PLAN

This Amendment No. 1 (the “Amendment”) to the NYTEX Energy Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”) is made this 4th day of February, 2013 by NYTEX Energy Holdings, Inc., a corporation duly organized and existing under the laws of the State of Delaware (“Company”).  Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Plan.

WHEREAS, the Company established the Plan to attract and retain the services of key management employees of the Company and its subsidiaries and members of the Company’s Board of Directors and provide such persons with a proprietary interest in the Company through the granting of equity awards;

WHEREAS, the Company desires to amend the Plan to adjust the number of Shares reserved for issuance under the Plan; and

WHEREAS, pursuant to Section 16 of the Plan, the Plan may be amended by the Board of Directors of the Company.

NOW, THEREFORE, effective February 4, 2013, the Plan is hereby amended as follows:

1.             Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to the provisions of Section 9 of the Plan, an aggregate of 5,000,000 Shares are reserved for issuance under this Plan.  Shares issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury.  The aggregate number of Shares reserved under this Section 4.1 shall be reduced by the maximum number of Shares, if any, that may be payable under an Award as determined at the time of grant.  The maximum number of Shares the Company may issue upon the exercise of Incentive Options shall be 5,000,000.  For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Shares issued under an Award shall be rounded to the next highest full Share.”

2.             Except as amended by this Amendment, all other provisions of the Plan remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment is adopted this 4th day of February, 2013.

ATTEST:		NYTEX ENERGY HOLDINGS, INC.

/s/ Bryan A. Sinclair	By:	/s/ Michael K. Galvis
Secretary
	Name:	Michael K. Galvis

	Title:	President and CEO